EXHIBIT 22



                   SUBSIDIARIES OF THE REGISTRANT
                              12/31/93


The following schedule of subsidiaries of the Registrant does not include certain subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

Name (State or Jurisdiction of Incorporation)

Construction Aggregates Limited (Nova Scotia, Canada)
Construction Materials Co. (Delaware)
I. C. Materials, Inc. (Illinois)
KCOR CORPORATION (Delaware)
Lone Star California, Inc. (Delaware)
Lone Star Cement Inc. (New Jersey)
Lonestar Florida Cement, Inc. (Delaware)
Lonestar Florida Holding, Inc. (Delaware)
Lonestar Florida Pennsuco, Inc. (Delaware)
Lone Star Properties, Inc. (Delaware)
Lone Star Transportation Corp. (Delaware)
New York Trap Rock Corporation (Delaware)
NYTR Transportation Corp. (Delaware)
San-Vel Concrete Corporation (Kansas)
Southern Aggregates, Inc. (Mississippi)



In connection with the Debtors Plan of Reorganization discussed in Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 to which this is an Exhibit, it is expected that certain of the subsidiaries listed above will be merged into Registrant.